UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2007


                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       1-5706                  58-0971455
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


         8000 Tower Point Drive
              Charlotte, NC                                          28227
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (704) 321-7380

                                 Not Applicable
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 30, 2007, Metromedia International Group, Inc. (the "Company"), owner of interests in communications businesses in the country of Georgia, announced that:

1) Magticom, Limited, the leading provider of mobile communications services in the country of Georgia, in which the Company owns a 50.1% interest, issued a dividend in the amount of $40 million net of Georgian dividend withholding taxes. Of this amount, the Company received $20.04 million, with the balance distributed to holders of the minority interests in Magticom.

2) The Company also purchased the remaining 74.4% ownership interests in each of the Georgian communications companies Telecom Georgia and Telenet not owned by the Company, for a combined cash price of approximately $12.64 million. Of this combined cash purchase price, the Company paid its (a) minority partner George Jokhtaberidze $5.14 million for his interests in these ventures and (b) other minority partners, Strickland Investments Inc. and Great Bay Investments, Ltd., $7.5 million for their respective interests in connection with such minority partners' exercise of a put option at that price. Prior to this purchase, the Company owned a 25.6% interest in each of these Georgian companies. In consequence of these purchases, the Company is now the sole owner of all of the ownership interests in each of Telecom Georgia and Telenet.

Telecom Georgia is a leading provider of international long distance and local operator interconnection services in Georgia. Telenet is a provider of internet access and related data communications services in Georgia and holds licenses to operate 450 MHz wireless telephony services and 3.5 GHz wireless services suitable for deployment of WiMax internet access and data communication services. Further information about Telecom Georgia and Telenet can be found in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the United States Securities and Exchange Commission.

Following issuance of the aforementioned dividend and consummation of the aforementioned purchases, the Company's unrestricted corporate cash balance was approximately $11.8 million and Magticom's unrestricted cash balance, in various currencies, was approximately $5.3 million (at current exchange rates).

The press release announcing this matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          Exhibit 99.1 Press Release of Metromedia International Group, Inc.
                       dated May 30, 2007

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            METROMEDIA INTERNATIONAL GROUP, INC.
                                            (Registrant)


                                            By: /s/ Harold F. Pyle, III
                                                --------------------------------
                                                Name:  Harold F. Pyle, III
                                                Title: Vice President Finance,
                                                       Chief Financial Officer
                                                       and Treasurer
Date: May 30, 2007
Charlotte, NC